UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2010 (November 12, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	1-7775 (Commission File Number)	95-0740960 (I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2010, and as recommended by the Compensation Committee of Massey Energy Company (the “Company”), the Company entered into a Retention and Employment Agreement with John Christopher Adkins, effective as of November 10, 2010 (the “Employment Agreement”). The Employment Agreement replaces the Retention and Employment Agreement with Mr. Adams previously entered into by the Company on November 13, 2007, as amended and restated, which expired as of November 10, 2010. The Employment Agreement has an initial three-year term, ending on November 10, 2013 (the “Initial Term”). The material terms and conditions of the Employment Agreement which relate to Mr. Adkins’ employment by the Company are as follows:

•	effective January 1, 2011, an increase in Mr. Adkins’ base salary from $450,000 to an annual base salary of $550,000, subject to increase by the Board of Directors as it deems appropriate;

•

an annual cash bonus award under the Company’s 2006 Stock and Compensation Plan, as amended (or any successor plan, the “2006 Plan”), with a minimum target amount equal to $500,000 for the 2011 fiscal year, subject to the terms and conditions set forth by the Compensation Committee and subject to increase by the Board of Directors as it deems appropriate;

•	an annual performance-based restricted unit bonus award under the 2006 Plan with a target amount equal to $300,000, subject to the terms and conditions set forth by the Compensation Committee;

•

an annual award under the Company’s Long-term Incentive Program and the 2006 Plan, with terms otherwise consistent with the terms of such awards made to other executives and with a target award value of not less than $715,000, subject to the terms and conditions (including increases) set forth by the Compensation Committee as it deems appropriate. The November 2010 award will consist of a time-based restricted stock and unit award valued at $440,000 on the date of grant and a $275,000 cash incentive award;

•

an on-going annual special performance award under the 2006 Plan in the form of performance-based restricted stock and/or units of not less than $385,000 valued on the date of grant, subject to such review and adjustment as the Compensation Committee deems appropriate;

•	commencing for 2011, reimbursement for up to $10,000 annually for reasonable and customary accounting, tax and financial planning;

•

if Mr. Adkins continues to be employed through the Initial Term, then his accrued benefit payable at his normal retirement age under the Company’s defined benefit provisions of the non-qualified supplemental benefit plan will be increased by $1,125 per month; and

•	life insurance, D&O insurance, medical and other standard benefits and perquisites provided to senior executives from time to time.

The Employment Agreement further provides that following a termination by us for any reason other than Cause (as defined in the Employment Agreement and determined pursuant to the procedure in Mr. Adkins’ Change in Control Agreement, dated October 22, 2010 (the “Change in Control Agreement”)) under circumstances where such cessation of employment is not covered by the Change in Control Agreement or Mr. Adkins is deceased, Mr. Adkins (or his estate if he is deceased) will be entitled to a lump sum payment equal to $3,200,000 if he is discharged during the term of the Employment Agreement, unless Mr. Adkins elects to terminate his employment voluntarily during the term of the Employment Agreement other than for any reason that would constitute a Constructive Termination Associated with a Change in Control (as defined, and determined pursuant to the procedure, in the Change in Control Agreement, under circumstances where such Constructive Termination is not covered by the Change in Control Agreement).

The Employment Agreement also provides that the Change in Control Agreement shall provide that in the event Mr. Adkins’ employment by the Company terminates during the Term of Employment (as defined in the Employment Agreement), in connection with or after a Change in Control (as defined in the Change of Control Agreement) and under circumstances which constitute an Involuntary Termination Associated With a Change in Control (as defined, and determined pursuant to the procedure, in the Change in Control Agreement), then (a) the remaining period in the Term of Employment, if any, will be considered to be creditable service for benefit accrual purposes under the defined benefit provisions of the Company’s non-qualified supplemental benefit plan and (b) the increased accrued benefit payable if Mr. Adkins had continued to be employed through the Initial Term under the Company’s non-qualified supplemental benefit plan (i.e. $1,125 per month) will be considered earned and vested.

The Employment Agreement provides that in the event Mr. Adkins’ employment ceases, then, for a period of one year following such termination, Mr. Adkins may not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in a financing, operation, management or control of, any person, firm, corporation or business that is a Restricted Business (as defined in the Employment Agreement) in a Restricted Territory (as defined in the Employment Agreement) without the prior written consent of the Board of Directors. Additionally, the Employment Agreement provides that in the event Mr. Adkins’ employment ceases, then, for a period of one year following such termination, Mr. Adkins may not (i) solicit, encourage or take any other action which is intended to induce any other employees, suppliers or customers of us or any of our subsidiaries to terminate his employment or relationship with us or any subsidiary of ours; or (ii) interfere in any manner with the contractual or employment relationship between us and any such employee, supplier or customer of us or any of our subsidiaries.

Any payment or benefit that is provided pursuant to or in connection with the Employment Agreement that is considered to be nonqualified deferred compensation subject to Section 409A of the Code will be provided and paid in a manner as complies with the applicable requirements of Section 409A of the Code.

The Employment Agreement also provides for confidentiality obligations during and following Mr. Adkins’ employment and includes noncompetition and nonsolicitation provisions that are effective during, and for one year following, his employment. If Mr. Adkins breaches any of his confidentiality, noncompetition or nonsolicitation provisions, he will forfeit any unpaid amounts or benefits.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Retention and Employment Agreement between Massey Energy Company and John Christopher Adkins, effective as of November 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 17, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Retention and Employment Agreement between Massey Energy Company and John Christopher Adkins, effective as of November 10, 2010.

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